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                                                                    Exhibit 4.10


                                 FIRST AMENDMENT
                         TO THE STOCK PURCHASE AGREEMENT

                  THIS FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT (this "AMENDMENT") is dated as of January 26, 2001 and entered into by and among NTN Communications, Inc., a Delaware corporation (the "Company"), and the buyers listed on the signature pages hereof (the "BUYERS") and is made with reference to that certain Stock Purchase Agreement, dated as of November 14, 2000 (the "PURCHASE AGREEMENT"), by and among Company and Buyers. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Purchase Agreement.

                                    RECITALS

                  WHEREAS, the Company and the Buyers are concurrently entering a Restructure Agreement as of even date hereof, which requires the Company and the Buyers to enter into this Amendment; and

                  WHEREAS, the Company and the Buyers desire to amend the Purchase Agreement to delete the covenant regarding delivery of Additional Shares.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENT TO THE PURCHASE AGREEMENT

                  Section 4 of the Purchase Agreement is hereby amended by deleting subsection (o) contained therein in its entirety.

SECTION 2.        MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE PURCHASE AGREEMENT AND THE OTHER DOCUMENTS.

                  (i) Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed.

                  (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Buyer under, the Purchase Agreement.

                  B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
WITHOUT


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LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF
NEW YORK), WITHOUT REGARD TO INCONSISTENT CONFLICTS OF LAWS PRINCIPLES.

                  D. EFFECTIVENESS. This Amendment shall become effective upon the execution of counterparts hereof by the Company and the Buyers and receipt by the Company and the Buyers of written or telephonic notification of such execution and authorization of delivery thereof.

                  E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                           [signature page to follow]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   BORROWERS:

                                   NTN COMMUNICATIONS, INC.


                                   By: ________________________________
                                        Name:
                                        Title:


                                   BUYERS:

                                   BAYSTAR CAPITAL, L.P.

                                   By:     BayStar Capital Management LLC, its
                                           General Partner

                                      By: ________________________________
                                          Name:
                                          Title:

                                   BAYSTAR INTERNATIONAL LTD.

                                   By: BayStar International Management LLC, its Investment Manager

                                      By: ________________________________
                                      Name:
                                      Title:


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